 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

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Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Fourth Quarter and Full Year 2023 Results
and Raises Quarterly Dividend
INDIANAPOLIS, February 5, 2024 – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter and twelve months ended December 31, 2023.
“This was an excellent quarter and year for Simon Property Group, which was capped off by our 30th anniversary as a public company in December. Over that 30-year period, we are proud to have delivered a total return to shareholders of 3,100%,” said David Simon, Chairman, Chief Executive Officer and President. “In 2023, we generated record annual Funds From Operations of nearly $4.7 billion, executed over 18 million square feet of leases, delivered 13 significant redevelopment projects, and completed several major financing transactions that reinforced our industry-leading balance sheet. We achieved 2023 total shareholder return of 29.3% and returned $2.9 billion to shareholders in dividends and share repurchases.”
Results for the Quarter
•
Net income attributable to common stockholders was $747.5 million, or $2.29 per diluted share, as compared to $673.8 million, or $2.06 per diluted share in 2022.

 –
Net income for the fourth quarter of 2023 includes after-tax net gains of  $117.4 million, or $0.31 per diluted share, primarily due to the partial sale of the Company’s ownership interest in Authentic Brands Group (“ABG”); prior year period included non-cash after-tax gains from investment activity of  $90.5 million, or $0.25 per diluted share.

•
Funds From Operations (“FFO”) was $1.382 billion, or $3.69 per diluted share as compared to $1.274 billion, or $3.40 per diluted share in the prior year, inclusive of the gains referenced above.

•
Domestic property Net Operating Income (“NOI”) increased 7.3% and portfolio NOI increased 7.2% compared to the prior year period.

Results for the Year
•
Net income attributable to common stockholders was $2.280 billion, or $6.98 per diluted share, as compared to $2.136 billion, or $6.52 per diluted share in 2022.

 –
Net income for 2023 includes after-tax gains of  $282.9 million or $0.75 per diluted share from investment activity; prior year included non-cash after-tax gains of  $27.1 million or $0.08 per diluted share from investment activity.

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•
FFO was $4.686 billion, or $12.51 per diluted share as compared to $4.481 billion, or $11.95 per diluted share in the prior year, inclusive of the gains referenced above.

•
Domestic property NOI increased 4.8% and portfolio NOI increased 4.9% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 95.8% at December 31, 2023, compared to 94.9% at December 31, 2022, an increase of 90 basis points.

•
Base minimum rent per square foot was $56.82 at December 31, 2023, compared to $55.13 at December 31, 2022, an increase of 3.1%.

•
Reported retailer sales per square foot was $743 for the trailing 12 months ended December 31, 2023, a decrease of 1.3% compared to 2022.

Capital Markets and Balance Sheet Liquidity
The Company was active in both the secured and unsecured credit markets in 2023.
During the year, the Company completed three senior notes offerings totaling $3.1 billion, with a weighted average coupon rate of 5.36% and a weighted average term of 15.6 years. The Company also completed 16 non-recourse mortgage loans totaling approximately $1.73 billion (U.S. dollar equivalent), of which Simon’s share was $954 million. The weighted average interest rate on the mortgage loans was 6.53%. The Company also closed on a new, upsized $5.0 billion multi-currency unsecured revolving credit facility.
As of December 31, 2023, Simon had approximately $10.9 billion of liquidity consisting of  $2.8 billion of cash on hand, including its share of joint venture cash, and $8.1 billion of available capacity under its revolving credit facilities.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of $1.95 for the first quarter of 2024. This is an increase of $0.15, or 8.3% year-over-year. The dividend will be payable on March 29, 2024 to shareholders of record on March 8, 2024.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on March 29, 2024 to shareholders of record on March 15, 2024.
2024 Guidance
The Company currently estimates net income to be within a range of $6.45 to $6.70 per diluted share and FFO to be within a range of $11.85 to $12.10 per diluted share for the year ending December 31, 2024.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to FFO per diluted share:

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For the year ending December 31, 2024
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.45	$6.70
Depreciation and amortization including Simon’s share of unconsolidated entities	5.40	5.40
Estimated FFO per diluted share	$11.85	$12.10
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, February 5, 2024. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 12, 2024. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13743637.
Supplemental Materials and Website
Supplemental information on our fourth quarter 2023 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to

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renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUE:
Lease income	$1,362,455	$1,287,141	$5,164,335	$4,905,175
Management fees and other revenues	33,484	31,853	125,995	116,904
Other income	131,499	80,904	368,506	269,368
Total revenue	1,527,438	1,399,898	5,658,836	5,291,447
EXPENSES:
Property operating	122,793	127,206	489,346	464,135
Depreciation and amortization	320,256	317,181	1,262,107	1,227,371
Real estate taxes	103,330	109,612	441,783	443,224
Repairs and maintenance	29,420	29,602	97,257	93,595
Advertising and promotion	40,633	35,364	127,346	107,793
Home and regional office costs	53,113	41,168	207,618	184,592
General and administrative	10,278	9,994	38,513	34,971
Other	55,476	45,566	187,844	152,213
Total operating expenses	735,299	715,693	2,851,814	2,707,894
OPERATING INCOME BEFORE OTHER ITEMS	792,139	684,205	2,807,022	2,583,553
Interest expense	(224,923)	(200,901)	(854,648)	(761,253)
Gain on disposal, exchange, or revaluation of equity interests, net	167,390	121,177	362,019	121,177
Income and other tax expense	(41,622)	(52,344)	(81,874)	(83,512)
Income from unconsolidated entities	167,828	213,635	375,663	647,977
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(8,157)	2,208	11,892	(61,204)
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	6,841	4,768	(3,056)	5,647
CONSOLIDATED NET INCOME	859,496	772,748	2,617,018	2,452,385
Net income attributable to noncontrolling interests	111,182	98,128	333,892	312,850
Preferred dividends	834	834	3,337	3,337
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$747,480	$673,786	$2,279,789	$2,136,198
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$2.29	$2.06	$6.98	$6.52

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	December 31, 2023	December 31, 2022
ASSETS:
Investment properties, at cost	$39,285,138	$38,326,912
Less – accumulated depreciation	17,716,788	16,563,749
	21,568,350	21,763,163
Cash and cash equivalents	1,168,991	621,628
Short-term investments	1,000,000	—
Tenant receivables and accrued revenue, net	826,126	823,540
Investment in TRG, at equity	3,049,719	3,074,345
Investment in Klépierre, at equity	1,527,872	1,561,112
Investment in other unconsolidated entities, at equity	3,540,648	3,511,263
Right-of-use assets, net	484,073	496,930
Deferred costs and other assets	1,117,716	1,159,293
Total assets	$34,283,495	$33,011,274
LIABILITIES:
Mortgages and unsecured indebtedness	$26,033,423	$24,960,286
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,693,248	1,491,583
Cash distributions and losses in unconsolidated entities, at equity	1,760,922	1,699,828
Dividend payable	1,842	1,997
Lease liabilities	484,861	497,953
Other liabilities	621,601	535,736
Total liabilities	30,595,897	29,187,383
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests
	195,949	212,239
EQUITY:
Stockholders’ Equity
Capital stock ( total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 850,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,106	41,435
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,895,886 and 342,905,419 issued and outstanding, respectively	33	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,406,236	11,232,881
Accumulated deficit	(6,095,576)	(5,926,974)
Accumulated other comprehensive loss	(172,787)	(164,873)
Common stock held in treasury, at cost, 16,983,364 and 15,959,628 shares, respectively	(2,156,178)	(2,043,979)
Total stockholders’ equity	3,022,834	3,138,524
Noncontrolling interests	468,815	473,128
Total equity	3,491,649	3,611,652
Total liabilities and equity	$34,283,495	$33,011,274

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUE:
Lease income	$772,258	$752,541	$2,984,455	$2,894,611
Other income	106,797	83,478	464,058	341,923
Total revenue	879,055	836,019	3,448,513	3,236,534
OPERATING EXPENSES:
Property operating	163,275	159,804	638,638	605,018
Depreciation and amortization	172,727	161,836	656,089	666,762
Real estate taxes	45,258	59,010	237,809	246,707
Repairs and maintenance	21,642	23,200	77,093	81,522
Advertising and promotion	24,577	22,058	83,279	74,776
Other	56,742	59,827	236,955	205,405
Total operating expenses	484,221	485,735	1,929,863	1,880,190
OPERATING INCOME BEFORE OTHER ITEMS	394,834	350,284	1,518,650	1,356,344
Interest expense	(176,964)	(159,668)	(685,193)	(599,245)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	45,814	20,529	50,336
NET INCOME	$217,870	$236,430	$853,986	$807,435
Third-Party Investors’ Share of Net Income	$107,069	$142,897	$436,408	$423,816
Our Share of Net Income	110,801	93,533	417,578	383,619
Amortization of Excess Investment (A)	(14,926)	(14,956)	(59,707)	(60,109)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	—	—	(454)	(2,532)
Income from Unconsolidated Entities (B)	$95,875	$78,577	$357,417	$320,978

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	December 31, 2023	December 31, 2022
Assets:
Investment properties, at cost	$19,315,578	$19,256,108
Less – accumulated depreciation	8,874,745	8,490,990
	10,440,833	10,765,118
Cash and cash equivalents	1,372,377	1,445,353
Tenant receivables and accrued revenue, net	505,933	546,025
Right-of-use assets, net	126,539	143,526
Deferred costs and other assets	537,943	482,375
Total assets	$12,983,625	$13,382,397
Liabilities and Partners’ Deficit:
Mortgages	$14,282,839	$14,569,921
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,032,217	961,984
Lease liabilities	116,535	133,096
Other liabilities	368,582	446,064
Total liabilities	15,800,173	16,111,065
Preferred units	67,450	67,450
Partners’ deficit	(2,883,998)	(2,796,118)
Total liabilities and partners’ deficit	$12,983,625	$13,382,397
Our Share of:
Partners’ deficit	$(1,258,809)	$(1,232,086)
Add: Excess Investment (A)	1,173,852	1,219,117
Our net Investment in unconsolidated entities, at equity	$(84,957)	$(12,969)

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (c)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Consolidated Net Income (D)	$859,496	$772,748	$2,617,018	$2,452,385
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	316,881	311,304	1,250,550	1,214,441
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	219,604	200,654	841,862	845,784
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(6,841)	(4,768)	3,056	(5,647)
Net loss (income) attributable to noncontrolling interest holders in properties	585	(240)	1,336	(2,738)
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(6,464)	(4,594)	(22,719)	(18,234)
Preferred distributions and dividends	(1,298)	(1,313)	(5,237)	(5,252)
FFO of the Operating Partnership	$1,381,963	$1,273,791	$4,685,866	$4,480,739
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$2.29	$2.06	$6.98	$6.52
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.42	1.35	5.52	5.44
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.02)	(0.01)	0.01	(0.01)
Diluted FFO per share	$3.69	$3.40	$12.51	$11.95
Details for per share calculations:
FFO of the Operating Partnership	$1,381,963	$1,273,791	$4,685,866	$4,480,739
Diluted FFO allocable to unitholders	(179,592)	(160,937)	(597,727)	(564,946)
Diluted FFO allocable to common stockholders	$1,202,371	$1,112,854	$4,088,139	$3,915,793
Basic and Diluted weighted average shares outstanding	325,934	326,954	326,808	327,817
Weighted average limited partnership units outstanding	48,930	47,303	47,782	47,295
Basic and Diluted weighted average shares and units outstanding	374,864	374,257	374,590	375,112
Basic and Diluted FFO per Share	$3.69	$3.40	$12.51	$11.95
Percent Change	8.5%		4.7%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $5.8 million and $0.2 million for the three months ended December 31, 2023 and 2022, respectively, and $13.6 million and $15.8 million for the twelve months ended December 31, 2023 and 2022, respectively.

 –
Straight-line adjustments decreased income by ($1.0) million and ($3.9) million for the three months ended December 31, 2023 and 2022, respectively, and ($11.4) million and ($26.8) million for the twelve months ended December 31, 2023 and 2022, respectively.

 –
Amortization of fair market value of leases increased (decreased) income by $0.0 million and $0.1 million for the three months ended December 31, 2023 and 2022, respectively, and $0.2 million and ($0.2) million for the twelve months ended December 31, 2023 and 2022, respectively.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2023, we owned or had an interest in 230 properties comprising 183 million square feet in North America, Asia and Europe. We also owned an 84% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at December 31, 2023, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of December 31, 2023 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

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OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	41%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.3X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	259%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2023 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2023	2022	2023	2022
Financial Highlights
Total Revenue – Consolidated Properties	$1,527,438	$1,399,898	$5,658,836	$5,291,447
Consolidated Net Income	$859,496	$772,748	$2,617,018	$2,452,385
Net Income Attributable to Common Stockholders	$747,480	$673,786	$2,279,789	$2,136,198
Basic and Diluted Earnings per Common Share (EPS)	$2.29	$2.06	$6.98	$6.52
Funds from Operations (FFO) of the Operating Partnership	$1,381,963	$1,273,791	$4,685,866	$4,480,739
Components of Basic and Diluted FFO per Share (FFOPS)
Real Estate	$3.23	$2.97	$11.78	$11.39
Gains on disposal, exchange or revalution of equity interests, net of tax	0.33	0.24	0.72	0.24
Other Platform Investments	0.15	0.18	(0.02)	0.48
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(0.02)	0.01	0.03	(0.16)
Basic and Diluted FFOPS	$3.69	$3.40	$12.51	$11.95
Dividends/Distributions per Share/Unit	$1.90	$1.80	$7.45	$6.90
	AS OF DECEMBER 31, 2023	AS OF DECEMBER 31, 2022
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	48,914	47,303
Common Shares Outstanding at end of period	325,920	326,954
Total Common Shares and Limited Partnership Units Outstanding at end of period	374,834	374,257
Weighted Average Limited Partnership Units Outstanding	47,782	47,295
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	326,808	327,817
Equity Market Capitalization
Common Stock Price at end of period	$142.64	$117.48
Common Equity Capitalization, including Limited Partnership Units	$53,466,356	$43,967,683
Preferred Equity Capitalization, including Limited Partnership Preferred Units	70,296	73,681
Total Equity Market Capitalization	$53,536,652	$44,041,364

4Q 2023 SUPPLEMENTAL	14

Net Operating Income (NOI) Composition (1)
For the Twelve Months Ended December 31, 2023
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

4Q 2023 SUPPLEMENTAL	15

Net Operating Income Overview (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	For the Twelve Months Ended December 31,		% GROWTH
	2023	2022		2023	2022

Domestic Property NOI (1)	$1,420,732	$1,324,489	7.3%	$5,262,973	$5,023,291	4.8%
International Properties (2)	83,860	78,411		307,957	289,185

Portfolio NOI	$1,504,592	$1,402,900	7.2%	$5,570,930	$5,312,476	4.9%
NOI from Other Platform Investments (3)	97,040	125,059		138,686	355,019
NOI from Investments (4)	63,497	66,978		233,562	238,695
Corporate and Other NOI Sources (5)	82,525	9,867		287,231	154,309

Beneficial interest of Combined NOI	$1,747,654	$1,604,804	8.9%	$6,230,409	$6,060,499	2.8%

(1)
All properties in North America (including TRG’s 18 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in retail operations (J.C. Penney and SPARC Group); intellectual property and licensing venture (Authentic Brands Group, LLC, or ABG); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

4Q 2023 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2023	2022	2023	2022
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$859,496	$772,748	$2,617,018	$2,452,385
Income and other tax expense	41,622	52,344	81,874	83,512
Gain on disposal, exchange, or revaluation of equity interests, net	(167,390)	(121,177)	(362,019)	(121,177)
Interest expense	224,923	200,901	854,648	761,253
Income from unconsolidated entities	(167,828)	(213,635)	(375,663)	(647,977)
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	8,157	(2,208)	(11,892)	61,204
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(6,841)	(4,768)	3,056	(5,647)
Operating Income Before Other Items	792,139	684,205	2,807,022	2,583,553
Depreciation and amortization	320,256	317,181	1,262,107	1,227,371
Home and regional office costs	53,113	41,168	207,618	184,592
General and administrative	10,278	9,994	38,513	34,971
Other expenses	320	—	320	13,413
NOI of consolidated entities	$1,176,106	$1,052,548	$4,315,580	$4,043,900
Less: Noncontrolling interest partners share of NOI	(8,355)	(6,623)	(30,918)	(27,685)
Beneficial NOI of consolidated entities	$1,167,751	$1,045,925	$4,284,662	$4,016,215
Reconciliation of NOI of unconsolidated entities:
Net Income	$217,870	$236,430	$853,986	$807,435
Interest expense	176,964	159,668	685,193	599,245
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	(45,814)	(20,529)	(50,336)
Operating Income Before Other Items	394,834	350,284	1,518,650	1,356,344
Depreciation and amortization	172,727	161,836	656,089	666,762
Other expenses	143	1,309	143	1,309
NOI of unconsolidated entities	$567,704	$513,429	$2,174,882	$2,024,415
Less: Joint Venture partners share of NOI	(293,017)	(270,358)	(1,132,334)	(1,059,095)
Beneficial NOI of unconsolidated entities	$274,687	$243,071	$1,042,548	$965,320
Add: Beneficial interest of NOI from TRG	144,680	127,016	503,858	474,214
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	160,536	188,792	399,341	604,750
Beneficial interest of Combined NOI	$1,747,654	$1,604,804	$6,230,409	$6,060,499

(1)
See footnotes 3 and 4 on prior page.

4Q 2023 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED DECEMBER 31, 2023	TWELVE MONTHS ENDED DECEMBER 31, 2023
FFO of the Operating Partnership	$1,381,963	$4,685,866
Non-cash impacts to FFO (1)	22,048	(79,274)
FFO of the Operating Partnership excluding non-cash impacts	1,404,011	4,606,592
Tenant allowances	(57,106)	(265,150)
Operational capital expenditures	(81,307)	(180,516)
Funds available for distribution	$1,265,598	$4,160,926

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2023	TWELVE MONTHS ENDED DECEMBER 31, 2023
Deductions:
Fair value of debt amortization	(187)	(993)
Gain on disposal, exchange or revaluation of equity interests, net of tax	(7,688)	(153,154)
Fair market value of lease amortization	(34)	(232)
Additions:
Straight-line lease loss	931	11,359
Stock based compensation expense	12,109	41,180
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	8,157	(11,892)
Write-off of pre-development costs	391	391
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	8,369	34,067
	$22,048	$(79,274)
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

4Q 2023 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
Consolidated Properties	2023	2022	2023	2022
Lease Income
Fixed lease income (1)	$1,067,245	$984,108	$4,145,288	$3,858,592
Variable lease income (2)	295,210	303,033	1,019,047	1,046,583
Total Lease Income	$1,362,455	$1,287,141	$5,164,335	$4,905,175
Other Income
Interest, dividend and distribution income (3)	$37,731	$9,533	$85,842	$21,287
Lease settlement income	4,409	2,084	13,483	30,440
Gains on land sales	1,242	164	7,104	16,210
Mixed-use and franchise operations income	33,383	20,203	102,079	50,051
Other (4)	54,734	48,920	159,998	151,380
Total Other Income	$131,499	$80,904	$368,506	$269,368
Other Expense
Ground leases	$12,587	$11,665	$47,720	$46,768
Mixed-use and franchise operations expense	30,422	20,034	97,325	46,517
Professional fees and other	12,467	13,867	42,799	58,928
Total Other Expense	$55,476	$45,566	$187,844	$152,213
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$95,875	$78,577	$357,416	$320,978
Share of Klépierre net income, net of amortization of excess investment	5,559	45,546	58,303	100,875
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	71,239	105,501	31,926	286,687
Share of TRG net loss including amortization of excess investment	(4,845)	(15,989)	(71,982)	(60,563)
Total Income from Unconsolidated Entities	$167,828	$213,635	$375,663	$647,977
Capitalized Interest
Our Share of Consolidated Properties	$7,035	$7,258	$39,894	$35,477
Our Share of Joint Venture Properties	$339	$129	$1,157	$410

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

4Q 2023 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF DECEMBER 31,
	2023	2022
U.S. Malls and Premium Outlets
Total Number of Properties	162	163
Total Square Footage of Properties (in millions)	136.7	137.6
Ending Occupancy (1):
Consolidated Assets	95.7%	94.9%
Unconsolidated Assets	96.1%	94.9%
Total Portfolio	95.8%	94.9%
Base Minimum Rent PSF (2):
Consolidated Assets	$55.47	$53.95
Unconsolidated Assets	$60.59	$58.36
Total Portfolio	$56.82	$55.13
U.S. TRG
Total Number of Properties	20	20
Total Square Footage of Properties (in millions)	20.4	20.4
Ending Occupancy (1)	95.7%	94.5%
Base Minimum Rent PSF (2)	$65.01	$61.76
	AS OF DECEMBER 31,
	2023	2022
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy (3)	97.8%	98.2%
Base Minimum Rent PSF (2)	$36.38	$34.89
International Properties (4)
Premium Outlets
Total Number of Properties	23	23
Total Square Footage of Properties (in millions)	8.7	8.7
Designer Outlets
Total Number of Properties	12	11
Total Square Footage of Properties (in millions)	3.0	2.8
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

4Q 2023 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (3)	Percentage of Gross Annual Rental Revenues (4)
Inline Stores and Freestanding
Month to Month Leases	1,411	4,689,200	$63.14	5.2%
2024	3,138	11,781,465	$54.56	11.5%
2025	2,577	9,630,540	$60.72	10.4%
2026	2,243	9,209,816	$58.29	8.4%
2027	1,667	6,621,308	$65.39	7.7%
2028	1,403	6,387,151	$66.90	7.5%
2029	966	4,428,365	$71.40	5.4%
2030	608	2,760,369	$82.26	3.9%
2031	345	1,853,682	$72.84	2.3%
2032	456	1,699,419	$94.63	2.9%
2033	504	1,919,460	$90.27	3.1%
2034 and Thereafter	605	2,653,437	$58.21	2.5%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,313	6,194,556	$16.98	1.9%
Anchors
Month to Month Leases	2	263,650	$2.52	0.0%
2024	7	842,303	$5.63	0.1%
2025	17	1,641,383	$6.49	0.2%
2026	17	1,765,292	$5.52	0.2%
2027	13	1,765,268	$5.32	0.2%
2028	16	1,986,210	$5.73	0.2%
2029	12	1,021,244	$8.10	0.2%
2030	9	865,476	$11.00	0.1%
2031	5	427,004	$14.53	0.0%
2032	4	282,245	$25.21	0.1%
2033	7	1,028,383	$8.48	0.2%
2034 and Thereafter	28	2,621,296	$16.39	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(4)
Annual rental revenues represent 2023 consolidated and joint venture combined base rental revenue.

4Q 2023 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	283	3,042	1.8%	2.9%
Tapestry	224	945	0.6%	1.6%
Signet Jewelers	349	495	0.3%	1.6%
Victoria’s Secret & Co.	135	1,144	0.7%	1.5%
Capri Holdings	137	545	0.3%	1.4%
American Eagle Outfitters	218	1,375	0.8%	1.4%
PVH Corporation	146	1,100	0.6%	1.3%
LVMH Fashion	110	413	0.2%	1.3%
VF Corporation	203	877	0.5%	1.2%
Luxottica Group	353	638	0.4%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	97	18,845	11.0%	0.3%
J.C. Penney	53	8,668	5.0%	0.3%
Dillard’s	35	6,377	3.7%	*
Nordstrom	24	4,103	2.4%	0.1%
Dick’s Sporting Goods	36	2,801	1.6%	0.6%
Neiman Marcus	12	1,458	0.8%	0.1%
Belk	7	1,194	0.7%	*
Target	7	968	0.6%	0.1%
Hudson’s Bay	8	943	0.5%	0.1%
Von Maur	7	892	0.5%	*

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

4Q 2023 SUPPLEMENTAL	22

CAPITAL EXPENDITURES (1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$179,726	$25,869	$8,983
Redevelopment projects with incremental square footage and/or anchor replacement	354,042	131,120	65,179
Redevelopment projects with no incremental square footage	37,872	56,365	28,852
Subtotal new development and redevelopment projects	571,640	213,354	103,014
Tenant allowances	213,070	108,447	52,080
Operational capital expenditures (CAM and non-CAM)	139,203	91,285	41,312
Totals	$923,913	$413,086	$196,406
Conversion from accrual to cash basis	(130,630)	8,446	4,016
Capital Expenditures for the Twelve Months Ended 12/31/23 (2)	$793,283	$421,532	$200,422
Capital Expenditures for the Twelve Months Ended 12/31/22 (2)	$650,024	$458,957	$211,292

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2023 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2023
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2023 INVESTMENT	FORECASTED INVESTMENT FY 2024 - 2025	FORECASTED TOTAL INVESTMENT 2023 - 2025
Malls
Redevelopments	$874,416	7%	$161,282	$408,183	$569,465
Premium Outlets
New Developments	$338,680	8%	$109,985	$133,261	$243,246
Redevelopments	$98,229	10%	$26,978	$48,651	$75,629
The Mills
Redevelopments	$32,517	13%	$15,906	$11,598	$27,504
Total Investment (1)	$1,343,842	7%	$314,151	$601,693	$915,844
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(321,448)		$(103,871)	$(103,736)	$(207,607)
Total Net Cash Investment	$1,022,394		$210,280	$497,957	$708,237
Notes:
(1)
Does not include TRG

4Q 2023 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2022 through December 31, 2023
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2022	326,953,791	47,302,958
Activity During the First Nine Months of 2023
Redemption of Limited Partnership Units for Cash	—	(95,322)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	295,907	—
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(50,658)
Issuance of Limited Partnership Units	—	1,725,000
Repurchase of Simon Property Group Common Stock in open market	(951,627)
Number Outstanding at September 30, 2023	326,247,413	48,932,636
Fourth Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(18,919)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	(4,785)	—
Repurchase of Simon Property Group Common Stock in open market	(322,106)
Number Outstanding at December 31, 2023	325,920,522	48,913,717
Number of Limited Partnership Units and Common Shares at December 31, 2023	374,834,239
PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2023
($ in 000's, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	230,373	$100.00	$23,037	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 29, 2023 was $59.30 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2023 SUPPLEMENTAL	25

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)
Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.1
32.2
30.9
30.2
29.7
16.6
18.8
19.4
18.8
18.6
13.5
13.4
11.5
11.4
11.1
2019
2020
2021
2022
2023
FIXED CHARGE COVERAGE (X)
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.3
4.2
5.0
4.8
4.3
2019
2020
2021(3)
2022(3)
2023(3)
UNSECURED INTEREST COVERAGE (X)
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.9
5.3
5.8
5.8
5.4
2019
2020
2021(3)
2022(3)
2023(3)
FFO PAYOUT RATIO (%)
80%
75%
70%
65%
60%
55%
50%
45%
40%
69%
66%
49%
58%
60%
2019
2020
2021
2022
2023
WEIGHTED AVERAGE INTEREST RATE (%)
3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.33%
3.14%
3.03%
3.43%
3.70%
2019
2020
2021
2022
2023
WEIGHTED AVERAGE YEARS TO MATURITY (YRS)
7.4
6.9
6.4
5.9
5.4
6.7
6.6
7.1
6.7
7.2
2019
2020
2021
2022
2023

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

4Q 2023 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS (1)
As of December 31, 2023
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,700,039	$4,535,908	3.82%	3.0
Floating Rate Debt (Swapped to Fixed)	141,276	127,148	4.25%	3.2
Floating Rate Debt (Hedged) (2)	179,253	148,609	4.82%	0.8
Variable Rate Debt	153,251	134,771	7.12%	2.3
Total Mortgage Debt	5,173,819	4,946,436	3.95%	2.9
Unsecured Debt
Fixed Rate	20,707,442	20,707,442	3.35%	9.4
Revolving Credit Facility – USD Currency	305,000	305,000	5.22%	4.5
Total Revolving Credit Facilities	305,000	305,000	5.22%	4.5
Total Unsecured Debt	21,012,442	21,012,442	3.38%	9.3
Premium	13,635	13,635
Discount	(86,626)	(86,626)
Debt Issuance Costs	(140,442)	(139,233)
Other Debt Obligations	60,595	60,595
Consolidated Mortgages and Unsecured Indebtedness (2)	$26,033,423	$25,807,249	3.49%	8.1
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,348,509	$5,392,283	4.31%	3.8
Floating Rate Debt (Swapped to Fixed)	770,504	336,314	4.82%	3.7
Floating Rate Debt (Hedged) (2)	1,082,700	507,226	6.60%	2.7
Variable Rate Debt	784,312	330,643	6.28%	2.5
TMLP Debt (3)	328,199	136,792	—	—
Total Mortgage Debt	14,314,224	6,703,258	4.61%	3.6
Debt Issuance Costs	(31,385)	(15,089)
Joint Venture Mortgages and Other Indebtedness (2)	$14,282,839	$6,688,169	4.61%	3.6
Our Share of Total Indebtedness		$32,495,418	3.70%	7.2
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	98.9%	$25,527,955	3.47%	8.2
Variable	1.1%	279,294	5.91%	1.5
	100.0%	25,807,249	3.49%	8.1
Joint Venture
Fixed	87.5%	$5,854,809	4.34%	3.8
Variable	12.5%	833,360	6.47%	2.7
	100.0%	6,688,169	4.61%	3.6
Total Debt		$32,495,418
Total Fixed Debt	96.6%	$31,382,764	3.63%	7.3
Total Variable Debt	3.4%	$1,112,654	6.33%	2.4
Total Variable Debt Inclusive of In-the Money-Caps	1.4%

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt Information.

4Q 2023 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) (1)
As of December 31, 2023
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2024	$2,500,000	2.92%	$437,726	4.29%	$962,730	4.15%	$3,900,456	3.42%
2025	1,651,860	2.75%	927,825	3.71%	1,240,291	4.24%	3,819,976	3.46%
2026	2,377,791	3.35%	2,330,927	3.97%	1,284,088	4.52%	5,992,806	3.84%
2027	2,050,000	2.84%	389,486	4.49%	1,128,991	4.66%	3,568,477	3.61%
2028	1,105,000	2.71%	48,808	3.85%	812,514	4.31%	1,966,322	3.40%
2029	1,250,000	2.45%	463,072	3.15%	20,792	0.37%	1,733,864	2.62%
2030	750,000	2.65%	—	—	232,283	3.12%	982,283	2.91%
2031	700,000	2.20%	226,824	3.21%	50,847	4.20%	977,671	2.52%
2032	1,400,000	2.45%	—	—	372,023	5.23%	1,772,023	3.07%
2033	1,477,791	3.05%	121,768	6.46%	587,848	6.80%	2,187,407	4.28%
2034	500,000	6.25%	—	—	—	—	500,000	6.25%
Thereafter	5,250,000	4.71%	—	—	10,851	4.46%	5,260,851	4.71%
Face Amounts of Indebtedness	$21,012,442	3.38%	$4,946,436	3.95%	$6,703,258	4.61%	$32,662,136	3.70%
Premiums (Discounts) on Indebtedness, Net	(74,968)		1,977		—		(72,991)
Debt Issuance Costs	(125,557)		(13,676)		(15,089)		(154,322)
Other Debt Obligations	—		60,595		—		60,595
Our Share of Total Indebtedness	$20,811,917		$4,995,332		$6,688,169		$32,495,418

(1)
Does not include TRG.

4Q 2023 SUPPLEMENTAL	28

Unsecured Debt Information
As of December 31, 2023
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	2/1/2024		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	9/13/2024		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2024		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	5/13/2025		1.25%	Fixed	551,860(1)
Simon Property Group, LP (Sr. Notes)	9/1/2025		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed	800,000
Simon Property Group, LP (Exchangable Euro Sr. Bonds)	11/14/2026	(2)	3.50%	Fixed	827,791(3)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(4)(5)	5.22%	Fixed	305,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%	Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed	827,791(3)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%	Fixed	500,000
Total Unsecured Indebtedness at Face Value					$21,012,442(6)

(1)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(2)
Notes exchangable into ordinary shares of Klépierre S.A., at a common price of €27.21.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Through an interest rate swap agreement which matures on December 31, 2025, interest is essentially fixed at the all-in-rate presented.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

4Q 2023 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,909	(2)
2.	Auburn Mall	MA	Auburn	56.4%		498,585	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,125,039	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,450,120	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,202,894	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,367	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,312,469	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,578	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		474,976	(2)
10.	Broadway Square	TX	Tyler	100.0%		613,188	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,257,403	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,316	07/30/26	(5)	7.65%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,378,543	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,921	(2)
15.	Coconut Point	FL	Estero	50.0%		1,122,671	10/01/26		3.95%	Fixed	171,638	85,819
16.	College Mall	IN	Bloomington	100.0%		610,243	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,262	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,258,499	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,930	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		932,823	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,512,286	01/05/27		3.11%	Fixed	369,656	184,828
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,506,375	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,235,864	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,168,222	12/01/25		4.31%	Fixed	173,340	173,340
25.	Falls, The	FL	Miami	50.0%		708,039	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,035,830	05/09/26	(5)(31)	6.94%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,416	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,728,913	06/01/33		5.73%	Fixed	450,000	225,000
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,102	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,726,423	02/09/27	(5)(32)	6.30%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		677,254	(2)
32.	Galleria, The	TX	Houston	50.4%		2,006,392	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,285,587	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,251,801	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,140	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,323,670	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,830	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,197,641	11/01/27		4.06%	Fixed	177,171	88,586
39.	Lenox Square	GA	Atlanta	100.0%		1,561,760	(2)

4Q 2023 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,063,692	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,839,287	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,161	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		789,435	(2)
44.	Meadowood Mall	NV	Reno	50.0%		927,444	12/01/26		5.74%	Fixed	103,768	51,884
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,275,426	(2)
46.	Miami International Mall	FL	Miami	47.8%		1,080,615	02/06/24		4.42%	Fixed	160,000	76,442
47.	Midland Park Mall	TX	Midland	100.0%		644,974	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		833,741	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,644,996	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,584,045	07/05/25		8.02%	Fixed	190,083	107,150
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,661	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,541	(2)
53.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,361	01/01/26		3.84%	Fixed	310,000	292,938
54.	Pheasant Lane Mall	NH	Nashua	(6)		978,753	(2)
55.	Phipps Plaza	GA	Atlanta	100.0%		941,962	(2)
56.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,417	(2)
57.	Prien Lake Mall	LA	Lake Charles	100.0%		719,289	(2)
58.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,080,938	05/01/26		4.20%	Fixed	180,000	90,000
59.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,243,804	(2)
60.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,349,859	(2)
61.	Ross Park Mall	PA	Pittsburgh	100.0%		1,233,079	(2)
62.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		698,074	(2)
63.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	08/31/33		6.66%	Fixed	94,621	89,360
64.	Shops at Clearfork, The	TX	Fort Worth	45.0%		556,703	03/11/30	(25)	2.81%	Fixed	145,000	65,250
65.	Shops at Crystals, The	NV	Las Vegas	50.0%		273,171	07/01/26		3.74%	Fixed	550,000	275,000
66.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,260,952	02/01/25	(5)	3.61%	Fixed	289,240	147,512
67.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,652	(2)
68.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,132	(2)
69.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,249,209	03/31/24		8.45%	Variable	171,750	42,938
70.	South Hills Village	PA	Pittsburgh	100.0%		1,123,907	(2)
71.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,586	(2)
72.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,148,722	(2)
73.	SouthPark	NC	Charlotte	100.0%		1,685,220	(2)
74.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,322	10/06/25		4.45%	Fixed	55,203	27,602
75.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,164	(2)
76.	St. Johns Town Center	FL	Jacksonville	50.0%		1,444,638	09/11/24		3.82%	Fixed	350,000	175,000
77.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,291,823	(2)
78.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,721	09/05/26		3.50%	Fixed	330,000	164,670
79.	Summit Mall	OH	Akron	100.0%		774,346	10/01/26		3.31%	Fixed	85,000	85,000

4Q 2023 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,249,153	(2)
81.	Tippecanoe Mall	IN	Lafayette	100.0%	864,759	(2)
82.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,778,036	(2)
83.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
84.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,028	(2)
85.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,452	(2)
86.	University Park Mall	IN	Mishawaka	100.0%	917,498	(2)
87.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,083,139	(2)
88.	West Town Mall	TN	Knoxville	50.0%	1,281,179	(2)
89.	Westchester, The	NY	White Plains (New York)	40.0%	805,159	02/01/30		3.25%	Fixed	400,000	160,000
90.	White Oaks Mall	IL	Springfield	88.6%	925,366	06/01/24	(28)	7.75%	Variable	38,000	33,684
						06/01/24		8.34%	Variable	857	760
91.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,424	11/01/26		4.15%	Fixed	155,152	146,612
92.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,151,130	12/01/33		6.71%	Fixed	294,000	147,000
93.	Woodland Hills Mall	OK	Tulsa	94.5%	1,237,510	(2)
	Total Mall Square Footage				106,219,207

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,751	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,606	02/24/27	(5)	7.70%	Variable	79,077	39,539
3.	Liberty Tree Mall	MA	Danvers	49.1%	861,456	05/03/28	(25)	6.18%	Fixed	28,311	13,911
4.	Northgate Station	WA	Seattle	100.0%	416,622	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	946,945	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,740	05/01/28		3.85%	Fixed	51,254	51,254
	Total Lifestyle Centers Square Footage				3,300,120

4Q 2023 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	309,095	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,455	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	265,970	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,316	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,550	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,893	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,713	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,656	07/01/28		4.27%	Fixed	99,309	49,655
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,048	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,986	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,983	01/01/28		3.95%	Fixed	157,399	103,883
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,101	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	656,108	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,158	12/01/25		4.30%	Fixed	178,000	178,000
16.	Finger Lakes Premium Outlets	NY	Waterloo	100.0%	422,403	(2)
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,818	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,478	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,518	03/01/33		6.12%	Fixed	75,000	50,003
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,465	(2)
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,156	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,213	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/Washington, DC)	100.0%	485,646	02/06/26		4.26%	Fixed	69,532	69,532
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,311	(2)
25.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,015	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,595	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,644	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,663	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	259,448	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,339	(2)
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,814	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,669	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	224,753	06/01/26	(8)	4.17%	Fixed	46,307	46,307
34.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,790	(2)
36.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,849	(2)
37.	Napa Premium Outlets	CA	Napa	100.0%	178,899	(2)
38.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,284	04/01/32		4.50%	Fixed	75,000	48,750
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)

4Q 2023 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,672	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,234	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,454	(2)
43.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
44.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,092	(2)
45.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,511	(2)
46.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	31,242	31,242
47.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,524	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
48.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,901	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	353,166	(2)
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,748	09/06/26	(9)	3.33%	Fixed	54,885	54,885
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,987	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,431	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,173	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	737,818	(2)
			San Antonio)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,521	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	448,412	03/01/32		3.96%	Fixed	140,000	70,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,894	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,174	10/06/24		4.06%	Fixed	87,886	52,732
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	460,387	(2)
60.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,282	10/01/32	(5)	6.25%	Fixed	71,000	35,500
61.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,706	06/16/28	(5)	8.35%	Variable	29,000	14,500
						06/16/28	(5)(29)	7.44%	Fixed	29,000	14,500
62.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,200	(2)
63.	Twin Cities Premium Outlets	MN	Eagan	35.0%	409,125	11/06/24		4.32%	Fixed	115,000	40,250
64.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,309	(2)
65.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,375	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,964	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,414	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	915,673	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,939	(2)
	Total U.S. Premium Outlet Square Footage				30,530,722

4Q 2023 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,034	09/01/26		3.80%	Fixed	95,919	95,919
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,950,996	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,365,975	11/01/24		4.28%	Fixed	121,038	45,389
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,367,028	11/01/32		6.55%	Fixed	232,391	137,715
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,167	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,364,646	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,863,441	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,681,020	08/01/32		5.77%	Fixed	127,906	79,941
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,813	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,419,968	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,624	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		867,118	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,466	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,367,433	(2)
	Total The Mills Square Footage					21,282,729

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues							(7)(8)(10)			859,177	486,134
	Total Other Properties Square Footage					10,436,920

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					171,769,698

4Q 2023 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	199,594	179,635
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,500	11/30/25	(14)	6.76%	Variable	102,990	51,495
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	90,554	45,277
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(5)(14)(25)	5.51%	Fixed	62,256	28,015
						12/01/27	(5)(14)(27)	5.83%	Fixed	62,256	28,015
	Canada Square Footage				1,620,800
	FRANCE
6.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/25	(13)	7.71%	Variable	22,078	16,289
						06/11/25	(13)(28)	4.80%	Variable	88,295	65,144
7.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)	4.92%	Fixed	104,898	94,408
	France Square Footage				497,000
	GERMANY
8.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	55,186	38,906
	Germany Square Footage				191,500
	ITALY
9.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)	6.41%	Variable	35,319	31,787
						03/31/27	(13)(25)	4.25%	Fixed	141,276	127,148
10.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	2.00%	Fixed	306,384	275,746
	Italy Square Footage				697,000
	JAPAN
11.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
12.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	09/30/32	(15)	0.76%	Fixed	75,867	30,347
13.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.31%	Variable	92,176	36,870
14.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
15.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	41,834	16,734
16.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	32,261	12,904
17.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
18.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(15)	0.37%	Fixed	35,452	14,181
						11/30/28	(15)	0.37%	Variable	18,435	7,374
19.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	18,789	7,516
						11/30/24	(15)	0.31%	Variable	2,482	993
20.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.30%	Variable	43,961	17,584
	Japan Square Footage				3,910,000

4Q 2023 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	KOREA
21.	Busan Premium Outlets	Busan		50.0%	360,200	11/23/25	(16)	4.40%	Fixed	84,822	42,411
22.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
23.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/25	(16)	3.06%	Fixed	47,125	23,563
24.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	115,878	57,939
25.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	3.53%	Fixed	47,897	23,949
	South Korea Square Footage				2,007,100
	MALAYSIA
26.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
27.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	01/31/24	(17)	5.59%	Variable	4,430	2,215
	Malaysia Square Footage				586,900
	MEXICO
28.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
29.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	06/20/28	(18)	15.25%	Variable	1,169	585
						12/20/33	(18)	12.21%	Fixed	23,644	11,822
	Mexico Square Footage				607,800
	NETHERLANDS
30.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	06/06/29	(13)	3.90%	Fixed	309,042	278,138
						08/18/25	(13)(25)	4.55%	Fixed	185,425	87,637
31.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/23/24	(13)	5.76%	Variable	10,950	10,293
						02/23/24	(13)(26)	2.85%	Variable	52,958	49,781
	Netherlands Square Footage				545,500
	SPAIN
32.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(30)	5.54%	Fixed	70,086	32,317
	Spain Square Footage				191,000
	THAILAND
33.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	4.69%	Fixed	64,490	32,245
	Thailand Square Footage				264,000
	UNITED KINGDOM
34.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)(25)	4.29%	Fixed	105,416	47,437
						05/23/27	(21)	7.34%	Variable	26,354	11,859
35.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	82,754	19,232
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,714,600

	TOTAL SQUARE FOOTAGE				183,484,298

4Q 2023 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	TRG SHARE
	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	780,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,038,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	04/01/24		9.37%	Fixed	68,284	68,284
4.	Country Club Plaza	MO	Kansas City	50.0%	971,000	04/01/26		3.85%	Fixed	295,470	147,735
5.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27	(5)(25)	6.87%	Fixed	1,000,000	1,000,000
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,560,000	11/10/23	(33)	5.32%	Fixed	238,773	119,387
7.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,383,000	07/15/25		4.41%	Fixed	190,023	98,532
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	02/01/33		6.52%	Fixed	180,000	180,000
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	341,000	(2)
11.	International Plaza	FL	Tampa	50.1%	1,177,000	10/09/26	(5)	5.57%	Variable	477,000	238,977
12.	Mall at Green Hills, The	TN	Nashville	100.0%	1,036,000	01/01/27	(5)	8.06%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,113,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,411,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	867,000	11/01/26		3.40%	Fixed	274,534	137,267
16.	Mall of San Juan, The	PR	San Juan	95.0%	628,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/25	(5)	4.44%	Fixed	146,400	73,200
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,517,000	03/06/28		4.85%	Fixed	272,445	272,445
19.	Waterside Shops	FL	Naples	50.0%	335,000	04/15/26		3.86%	Fixed	157,068	78,534
20.	Westfarms	CT	West Hartford	78.9%	1,268,000	09/06/28		7.80%	Fixed	242,000	191,035
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	5.00%	Fixed	124,099	31,025
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	4.95%	Fixed	134,089	32,852
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	232,279	113,817
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	464,558	79,672
	Total Taubman Realty Group Square Footage				25,092,000

	TOTAL TRG SECURED INDEBTEDNESS										$4,512,762

	TRG – Corporate & Other
	TRG U.S. Headquarters			100.0%		03/01/24	(25)	3.49%	Fixed	12,000	12,000
	TRG – $650M Revolving Credit Facility			100.0%		03/31/27	(5)	6.65%	Variable	125,000	125,000
	TRG – $65M Revolving Credit Facility			100.0%		04/20/24		6.84%	Variable	30,000	30,000
	Other			50.0%		11/01/27	(5)	7.69%	Variable	24,000	12,000
	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$179,000

4Q 2023 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2023
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2023: Overnight SOFR 5.38%; CME Term SOFR 5.3547%; 30 Day Average SOFR 5.3441%; 1M EURIBOR at 3.845%; 3M EURIBOR at 3.909%; 6M EURIBOR at 3.861%; 3M GBP LIBOR at 5.3246%; 1M YEN TIBOR at 0.0655%; 6M YEN TIBOR at 0.15636%; 1M CDOR at 5.455%; Overnight SONIA 5.1867% and Cost of Funds Rate at 4.3378%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 10 encumbered properties with interest rates ranging from 3.60% to 7.32% and maturities between 2023 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.4 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 50.9 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 382.8 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 20.3 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 421.2 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.2 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.8 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 902.0 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 23, 2024.

(27)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 1, 2025.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(29)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 21, 2025.

(30)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2025.

(31)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until May 9, 2024.

(32)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2024.

(33)
Mortgage outstanding as of December 31, 2023.

4Q 2023 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2023 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended December 31, 2023		For the Three Months Ended December 31, 2022
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(15,120)	$360,858	$(12,331)	350,488
Management fees and other revenues	—	—	—	—
Other income	(623)	52,740	(665)	40,236
Total revenue	(15,743)	413,598	(12,996)	390,724
EXPENSES:
Property operating	(2,799)	72,520	(2,302)	70,670
Depreciation and amortization	(5,321)	94,751	(4,214)	90,487
Real estate taxes	(600)	20,898	(620)	27,789
Repairs and maintenance	(429)	9,874	(359)	10,490
Advertising and promotion	(1,946)	11,662	(1,306)	10,477
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,614)	24,028	(1,786)	27,653
Total operating expenses	(12,709)	233,733	(10,587)	237,566
OPERATING INCOME BEFORE OTHER ITEMS	(3,034)	179,865	(2,409)	153,158
Interest expense	3,191	(83,561)	2,493	(74,905)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	428	(96,304)(2)	(324)	(78,253)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	585	—	(240)	—
CONSOLIDATED NET INCOME	585	—	(240)	—
Net income attributable to noncontrolling interests	585	—(3)	(240)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2023 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Twelve Months Ended December 31, 2023		For the Twelve Months Ended December 31, 2022
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(56,717)	$1,387,985	$(46,642)	1,349,476
Management fees and other revenues	—	—	—	—
Other income	(2,597)	226,430	(3,063)	166,722
Total revenue	(59,314)	1,614,415	(49,705)	1,516,198
EXPENSES:
Property operating	(10,628)	282,176	(8,830)	269,708
Depreciation and amortization	(20,192)	364,144	(16,069)	366,874
Real estate taxes	(2,416)	109,705	(1,940)	113,725
Repairs and maintenance	(1,485)	34,374	(1,179)	37,513
Advertising and promotion	(7,068)	39,177	(4,589)	34,957
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(6,799)	106,506	(7,538)	95,419
Total operating expenses	(48,588)	936,082	(40,145)	918,196
OPERATING INCOME BEFORE OTHER ITEMS	(10,726)	678,333	(9,560)	598,002
Interest expense	12,200	(321,053)	7,563	(278,208)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(138)	(357,280)(2)	(1,184)	(319,794)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	443	—
Consolidated income from continuing operations	1,336	—	(2,738)	—
CONSOLIDATED NET INCOME	1,336	—	(2,738)	—
Net income attributable to noncontrolling interests	1,336	—(3)	(2,738)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2023 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of December 31, 2023		As of December 31, 2022
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(559,508)	$10,317,194	$(521,145)	$10,218,172
Less – accumulated depreciation	(140,638)	4,180,771	(125,716)	3,936,301
	(418,870)	6,136,423	(395,429)	6,281,871
Cash and cash equivalents	(28,708)	644,470	(29,058)	677,802
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(9,893)	241,481	(8,263)	256,706
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(8,145)	(3,532,503)	(7,535)	(3,503,728)
Right-of-use assets, net	(863)	57,156	(871)	64,395
Deferred costs and other assets	(30,068)	2,103,057	(36,049)	2,035,334
Total assets	$(496,547)	$5,650,084	$(477,205)	$5,812,380
LIABILITIES:
Mortgages and unsecured indebtedness	$(226,174)	$6,688,169	$(205,568)	$6,769,992
Accounts payable, accrued expenses, intangibles, and deferred revenues	(32,048)	484,233	(25,632)	450,735
Cash distributions and losses in unconsolidated entities, at equity	—	(1,760,922)	—	(1,699,828)
Dividend payable	—	—	—	—
Lease liabilities	(863)	52,154	(871)	59,180
Other liabilities	(43,229)	186,450	(33,384)	232,301
Total liabilities	(302,314)	5,650,084	(265,455)	5,812,380
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(172,912)	—	(186,702)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(21,321)	—	(25,048)	—
Total equity	(21,321)	—	(25,048)	—
Total liabilities and equity	$(496,547)	$5,650,084	$(477,205)	$5,812,380

4Q 2023 SUPPLEMENTAL	43